UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 1, 2013

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in charter)

Nevada	001-34649	91-0541437
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

No. 88 Gengsheng Road
Dayugou Town, Gongyi, Henan
People’s Republic of China
(Address of principal executive offices)

451271
(Zip Code)

(86) 371-64059863
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 1, 2013, the Company received a public warning letter from NYSE MKT LLC (the “Exchange”) as a result of its failure to have its audit committee or a comparable body of its board of directors review and approve certain loan guarantees provided by the Company’s chairman and CEO, Mr. Shunqing Zhang pursuant to Sections 120 and 1009 of the Exchange’s Company Guide (the “Company Guide”). The Exchange has warned that any future failure to comply with Section 120 of the Company Guide may result in the prompt initiation of delisting procedures against the Company. Management of the Company has taken the warning letter under advisement and will implement internal procedures to prevent further breaches of Section 120 of the Company Guide.

A copy of the press release announcing the receipt of the public warning letter is annexed as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release, dated October 4, 2013, issued by China GengSheng Minerals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4 , 2013	CHINA GENGSHENG MINERALS, INC.

	By:	/s/ Shunqing Zhang
Shunqing Zhang
Chief Executive Officer and Chairman